EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 under the Securities Act of 1933 of ProHealth Medical Technologies, Inc. (a Nevada corporation), to be filed in November 2002, of

(1) our independent auditor's report dated January 9, 2002, relating to the balance sheets of ProHealth Medical Technologies, Inc. (SEC File No. 2-90519, CIK #744452) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of ProHealth Medical Technologies, Inc; and

(2)      our  independent  accountant's  review  report  dated  April  25,  2002 relating to the unaudited balance sheets of ProHealth Medical Technologies, Inc. as of March 31, 2002 and 2001 and the related statements of operations and comprehensive loss and cash flows for the three months ended March 31, 2002 and 2001, which report has been submitted to management as it relates to the March 31, 2002 Quarterly Report on Form 10-QSB; and

(3) our independent accountant's review report dated July 17, 2002 relating to the unaudited balance sheets of ProHealth Medical Technologies, Inc. as of June 30, 2002 and 2001 and the related statements of operations and comprehensive loss for the six and three months ended June 30, 2002 and 2001 and the related statements of cash flows for the six months ended June 30, 2002 and 2001, which report has been submitted to management as it relates to the June 30, 2002 Quarterly Report on Form 10-QSB; and

(4)      our  independent  accountant's  review  report  dated  October 10, 2002 relating to the unaudited balance sheets of ProHealth Medical Technologies, Inc. as of September 30, 2002 and 2001 and the related statements of operations and comprehensive loss for the nine and three months ended September 30, 2002 and 2001 and the related statements of cash flows for the nine months ended September 30, 2002 and 2001, which report has been submitted to management as it relates to the September 30, 2002 Quarterly Report on Form 10-QSB.



                                                      S. W. HATFIELD, CPA
Dallas, Texas
November 11, 2002